SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 21, 2008

Date of Report

(Date of earliest

event reported)

CONSOLIDATED-TOMOKA LAND CO.

(exact name of registrant as specified in its charter)

FLORIDA	0-5556	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Cornerstone Boulevard, Suite 100

Daytona Beach, Florida 32117

(Address of principal executive offices) (Zip Code)

(386)274-2202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 21, 2008, Consolidated-Tomoka Land Co. (the “Company”) issued a press release regarding a letter it sent to David Winters of Wintergreen Advisers, LLC, (“Wintergreen”) a shareholder of the Company, rejecting a proposal from Wintergreen because it would have provided Wintergreen with undue influence over the Company and was deemed not in the best interests of the Company’s shareholders. A copy of the Company’s press release including the full text of the letter is filed with this Form 8-K and attached hereto as Exhibit 99.1.

In the interest of disclosure and transparency, the Company, for the benefit of its investors, has included copies of prior correspondence exchanged directly between the Company and Wintergreen to provide investors with additional information related to the Company’s response. By letter to the Company dated May 30, 2008, attached as Exhibit 99.2, Wintergreen made a demand for inspection of corporate records, and Wintergreen made a subsequent demand for inspection of additional corporate records in a letter to the Company dated August 29, 2008, attached as Exhibit 99.3. The Company responded in detail to Wintergreen in a letter dated October 17, 2008, attached as Exhibit 99.4, and in that letter suggested scheduling a meeting with Wintergreen.

Since early June, the parties, principally through outside counsel, have also had numerous discussions and exchanges of correspondence regarding Wintergreen’s inspection of certain of the Company’s books and records, including a suggestion by the Company’s outside counsel that the parties schedule a meeting to address various issues. The Company’s Governance Committee and Wintergreen have also corresponded regarding the current vacancy on the Board of Directors; copies of that correspondence are attached as Exhibit 99.5, 99.6, and 99.7 respectively.

Representatives of the Company and of Wintergreen have participated in two recent conference calls on November 5, and November 11, 2008. During the second conference call, the Company’s two lead directors agreed to send Wintergreen the Company’s proposed draft settlement and standstill agreement (the transmitted email and proposed agreement are attached as Exhibit 99.8). By letter dated November 17, 2008, Wintergreen rejected the Company’s proposal and provided its own proposed settlement and standstill agreement. That letter and proposed agreement are attached as Exhibit 99.9. Wintergreen’s proposal was rejected by the Company in the letter attached as part of Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Issued November 21, 2008.

99.2	Letter from Wintergreen dated May 30, 2008 (demand for inspection of corporate records by shareholder).

99.3	Letter from Wintergreen dated August 29, 2008 (subsequent demand for inspection of corporate records by shareholder).

99.4	Letter from the Company to Wintergreen dated October 17, 2008 (response to demand for inspection of corporate records)

99.5	Letter from Chairman of Governance Committee to Wintergreen dated October 24, 2008 (regarding board vacancy).

99.6	Letter from Wintergreen to the Company dated October 29, 2008 (regarding board vacancy).

99.7	Letter from Chairman of Governance Committee to Wintergreen dated October 31, 2008 (regarding board candidates).

99.8	E-mail from the Company to Wintergreen dated November 11, 2008 (transmitting the Company’s proposed settlement and standstill agreement).

99.9	Letter from Wintergreen to the Company dated November 17, 2008 (including Wintergreen’s counterproposal to the settlement and standstill agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: November 21, 2008

Consolidated-Tomoka Land Co.

By:	/s/ William H. McMunn
William H. McMunn
President and Chief Executive Officer